                                                                      Exhibit 99

               ABERCROMBIE & FITCH ANNOUNCES RECORD FOURTH QUARTER
                             AND TOTAL YEAR EARNINGS
                             INITIATES CASH DIVIDEND


NEW ALBANY, Ohio / February 17, 2004 - Abercrombie & Fitch (NYSE: ANF) today reported that earnings per share on a fully diluted basis for the fourth quarter ended January 31, 2004 rose 3% to $0.96 versus $0.93 for the comparable period last year.

Net sales for the thirteen weeks ended January 31, 2004 increased 5% to $560.4 million from $534.5 million for the thirteen weeks ended February 1, 2003. Comparable store sales decreased 11% in the quarter.

Net income for the quarter increased 2% to $94.3 million compared to net income of $92.8 million for the fourth quarter of fiscal 2002.

For the full year, the Company reported earnings per share on a fully diluted basis of $2.06, a 6% increase over $1.94 for the comparable period last year. Net sales for the year increased 7% to $1.708 billion from $1.596 billion last year. For the year, comparable store sales decreased 9%. Net income for the year increased 5% to $205.1 million compared to net income of $194.9 million last year.

The Company also announced that its Board of Directors has voted to initiate a cash dividend, at an annual rate of $0.50 per share. The first quarterly payment, of $0.125 per share, will be paid on March 30, 2004 to stockholders of record as of March 9, 2004.

Mike Jeffries, Chairman and Chief Executive Officer, said, "I'm pleased that despite a difficult Christmas season and a tough year in terms of same store sales, we were able to report record profit for the fourth quarter and the year. The decision to begin paying a cash dividend reflects our commitment to increasing shareholder value and demonstrates our financial strength and confidence in the future."

The Company stated it is comfortable with the current consensus EPS estimates of $0.26 per diluted share for the first quarter of fiscal 2004.

Abercrombie & Fitch operated a total of 700 stores at the end of the fourth quarter, including 171 abercrombie stores and 172 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

Today at 4:30 p.m. the Company will conduct a conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 428-6675 or internationally at (706) 634-1917. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (800) 642-1687 or internationally at (706) 645-9291 followed by the conference ID number 6756028; or for 12 months by visiting the Company's website at www.abercrombie.com.

                                      # # #


For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                    Corporate Communications
                                    (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995:
The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in any such forward-looking statements or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; market price of key raw materials; ability to source product from its global supplier base; litigation; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates.

                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                     THIRTEEN WEEKS ENDED JANUARY 31, 2004
                   AND THIRTEEN WEEKS ENDED FEBRUARY 1, 2003
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                 ACTUAL                                     ACTUAL
                                    ------------------------------------      -----------------------------------
                                        2003                 % of Sales             2002               % of Sales
                                        ----                 ----------             ----               ----------
Net Sales                              $560,389                   100.0%           $534,482                100.0%
                                      ---------                  ------           ---------               ------

Gross Income                            261,012                    46.6%            243,010                45.5%

Gen'l, Admin. & Store Oper. Exp.        106,734                    19.0%             93,382                 17.5%
                                      ---------                  ------           ---------               ------

Operating Income                        154,278                    27.5%            149,628                 28.0%

Interest Income, Net                     (1,099)                   -0.2%             (1,300)                -0.2%
                                      ---------                  ------           ---------               ------

Income Before Income Taxes              155,377                    27.7%            150,928                 28.2%

Income Tax Expense                       61,100                    10.9%             58,110                 10.9%

  Effective Rate                           39.3%                                       38.5%
                                      ---------                  ------           ---------               ------

Net Income                              $94,277                    16.8%            $92,818                 17.4%
                                      =========                  ======           =========               ======

Net Income Per Share:
  Basic                                   $0.98                                       $0.95
  Diluted                                 $0.96                                       $0.93


                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   FIFTY-TWO WEEKS ENDED JANUARY 31, 2004 AND
                     FIFTY-TWO WEEKS ENDED FEBRUARY 1, 2003
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                 ACTUAL                                     ACTUAL
                                    ------------------------------------      -----------------------------------
                                        2003                 % of Sales             2002               % of Sales
                                        ----                 ----------             ----               ----------

Net Sales                            $1,707,810                   100.0%         $1,595,757                100.0%
                                      ---------                  ------           ---------               ------

Gross Income                            717,398                   42.0%             656,049                 41.1%

Gen'l, Admin. & Store Oper. Exp.        385,764                    22.6%            343,432                 21.5%
                                      ---------                  ------           ---------               ------

Operating Income                        331,634                   19.4%             312,617                 19.6%

Interest Income, Net                     (3,708)                  -0.2%              (3,768)                -0.2%
                                      ---------                  ------           ---------               ------

Income Before Income Taxes              335,342                   19.6%             316,385                 19.8%

Income Tax Expense                      130,240                    7.6%             121,450                  7.6%

  Effective Rate                           38.8%                                      38.4%
                                      ---------                                   ---------

Net Income                             $205,102                    12.0%           $194,935                 12.2%
                                      =========                  ======           =========               ======

Net Income Per Share:
  Basic                                   $2.12                                       $1.99
  Diluted                                 $2.06                                       $1.94



                             ABERCROMBIE & FITCH CO.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

ASSETS                                            JANUARY 31, 2004           FEBRUARY 1, 2003
------                                            ----------------           ----------------

Current Assets
        Cash and Equivalents                              $511,073                   $420,063
        Marketable Securities                               10,000                     10,000
        Receivables                                          7,197                     10,572
        Inventories                                        170,703                    143,306
        Store Supplies                                      29,993                     25,671
        Other                                               23,689                     19,770
                                                           -------                    -------

Total Current Assets                                       752,655                    629,382

Property and Equipment, Net                                445,956                    392,941

Other Assets                                                   552                        725
                                                              ----                       ----

TOTAL ASSETS                                            $1,199,163                 $1,023,048
                                                        ==========                 ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
        Accounts Payable                                   $91,364                    $79,291
        Accrued Expenses                                   138,232                    119,526
        Income Taxes Payable                                50,406                     46,471
                                                           -------                    -------

Total Current Liabilities                                  280,002                    245,288
                                                          --------                   --------

Long-Term Liabilities
        Debt                                                     -                          -
        Deferred Income Taxes                               19,516                     15,189
        Other Long-Term Liabilities                         28,388                     13,044
                                                           -------                    -------

Total Long-Term Liabilities                                 47,904                     28,233
                                                           -------                    -------

Total Shareholders' Equity                                 871,257                    749,527
                                                          --------                   --------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                  $1,199,163                 $1,023,048
                                                        ==========                 ==========
